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                                                                    EXHIBIT 4.3

                              FORM OF SURETY BOND

                                     [DATE]

                                                       SURETY BOND NO. SB _____

RE: NATIONSCREDIT GRANTOR TRUST 1997-2 (THE "TRUST") $________________ ___% MARINE RECEIVABLE-BACKED CERTIFICATES, (THE "MARINE CERTIFICATES") AND $________________ ___% RV RECEIVABLE-BACKED
                              CERTIFICATES, (THE "RV CERTIFICATES") (THE MARINE CERTIFICATES AND THE RV CERTIFICATES ARE SOMETIMES COLLECTIVELY REFERRED TO HEREIN AS THE "CERTIFICATES").


INSURED OBLIGATION            OBLIGATION OF THE TRUST TO PAY INTEREST ON AND
                              PRINCIPAL OF THE CERTIFICATES AND THE MONTHLY
                              SERVICING FEE IN THE EVENT NATIONSCREDIT
                              COMMERCIAL CORPORATION OF AMERICA OR AN AFFILIATE
                              THEREOF IS NOT THE SERVICER.

BENEFICIARY                   BANKERS TRUST COMPANY, AS TRUSTEE OF THE TRUST,
                              TOGETHER WITH ANY SUCCESSOR TRUSTEE DULY
                              QUALIFIED UNDER THE POOLING AND SERVICING
                              AGREEMENT (AS DEFINED HEREIN) (THE "TRUSTEE"),
                              FOR THE BENEFIT OF THE HOLDERS OF THE
                              CERTIFICATES.


      CAPITAL MARKETS ASSURANCE CORPORATION ("CapMAC"), for consideration received and subject to the terms of this surety bond (the "Surety Bond"), does hereby unconditionally and irrevocably guarantee to the Beneficiary, payment of the Insured Obligation. CapMAC agrees to pay to the Beneficiary, in respect of each Distribution Date, an amount equal to the sum of (A) the amount, if and, by which (i) the Marine Priority Distributions exceeds (ii) the sum of the Marine Available Funds, the amount on deposit in the Marine Reserve Account on such Distribution Date, the amount of any distribution to be made from the RV Certificate Account on such Distribution Date in respect of Marine Priority Distributions, and the amount on deposit in the RV Reserve Account (after giving effect to any Marine Reserve Account Cross Collateral Withdrawal
Amount), provided, however, that in no event shall the aggregate amount of payments made under this clause (A) in respect of principal of the Marine Certificates exceed the Marine Insured Principal Amount, plus (B) the amount, if and, by which (i) the RV Priority Distributions exceeds (ii) the sums of RV Available Funds, the amount on deposit in the RV Reserve Account on such Distribution Date, the amount of any distribution to be made from the Marine Certificate Account on such Distribution Date in respect of RV Priority Distributions, and the amount on deposit in the Marine Reserve Account (after giving effect to any RV Reserve Account Cross Collateral Withdrawal Amount), provided, however, that in no event shall the aggregate amount of payments made under this clause (B) in respect of principal of the RV Certificates exceed the RV Insured Principal Amount.
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      Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of ________, 1997 (the "Pooling and Servicing Agreement") by and among NationsCredit Securitization Corporation, as "Depositor", NationsCredit Commercial Corporation of America, as "Servicer", the Trustee and the Collateral Agent.

      "Marine Insured Principal Amount" means $_______________.

      "RV Insured Principal Amount" means $_______________.

      CapMAC will pay or cause to be paid to the Beneficiary, irrevocably and unconditionally and without the prior assertion of any defenses to payment, including fraud in inducement or fact, the amount demanded in a Notice for Payment in the form of Exhibit A hereto ("Notice for Payment") appropriately completed and executed by the Beneficiary, not to exceed the sum of the amount calculated pursuant to the first paragraph of this Surety Bond for the Distribution Date relating to the Notice for Payment, in immediately available funds on the later of (a) 11:00 a.m. New York City time on the second Business Day following Receipt of such Notice for Payment and (b) 11:00 a.m. New York City time on the Business Day preceding the related Distribution Date.

      A Notice for Payment under this Surety Bond must be received by CapMAC by 2:00 p.m. New York City time on any Business Day by (i) delivery of the original Notice for Payment to CapMAC at its address set forth below, or (ii) facsimile transmission of the original Notice for Payment to CapMAC at its facsimile number set forth below. If presentation is made by facsimile transmission, the Beneficiary shall (i) simultaneously confirm transmission by telephone to CapMAC at its telephone number set forth below, and (ii) as soon as reasonably practicable, deliver the original Notice for Payment to CapMAC at its address set forth below.

      The terms "Receipt" and "Received" with respect to the Surety Bond, mean actual delivery to CapMAC, prior to 2:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 2:00 p.m., New York City time, shall be deemed to be Received on the next succeeding Business Day.

      Subject to the foregoing, if any payments guaranteed by the first paragraph above or any portion thereof are voided (a "Preference Event") pursuant to a final and non-appealable order under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding (as defined herein), and, if as a result of such a Preference Event, the Beneficiary is required to return such voided payment, or any portion of such voided payment, made in respect of the Certificates (the "Avoided Payment"), CapMAC will pay on the guarantee described in the first paragraph hereof, an amount equal to such Avoided Payment, irrevocably, absolutely and unconditionally and without the assertion of any defenses to payment, including fraud in the inducement or fact or any other circumstances that would have the effect of discharging a surety in law or in equity, upon receipt by CapMAC from the Beneficiary of (x) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Beneficiary is required to return any such payment or portion thereof prior to the Surety Bond
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Termination Date (as defined below) because such payment was voided under applicable law with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order") (y) an assignment in form reasonably satisfactory to CapMAC, irrevocably assigning to CapMAC all rights and claims of such Beneficiary relating to or arising under such Avoided Payment and (z) a Notice for Payment in form of Exhibit A hereto appropriately completed and executed by the Trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Beneficiary directly.

      Notwithstanding the foregoing, in no event shall CapMAC be obligated to make any payment in respect of any Avoided Payment, which payment represents a payment of principal amount of the Certificates, prior to the time CapMAC would have been required to make a payment in respect of principal pursuant to the first paragraph hereof.

      CapMAC shall make payments due in respect of Avoided Payments prior to 1:00 p.m., New York City time on the second Business Day following CapMAC's Receipt of the documents required under clauses (x) through (z) of the second preceding paragraph.

      Under the Surety Bond, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York and the State of Georgia are authorized or obligated by law or executive order to be closed.

      "Insolvency Proceeding" means the commencement, after the Closing Date, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings by or against any Person, or the commencement, after the Closing Date, of any proceedings by or against any Person for the winding up or liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings of or relating to any Person.

      CapMAC hereby waives and agrees not to assert any and all rights to require the Beneficiary to make demand on or to proceed against any person, party or security prior to demanding payment under this Surety Bond.

      No defenses, set-offs and counterclaims of any kind available to CapMAC so as to deny payment of any amount due in respect of this Surety Bond will be valid and CapMAC hereby waives and agrees not to assert any and all such defenses, set-offs and counterclaims, including, without limitation, any such rights acquired by subrogation, assignment or otherwise.

      Any rights of subrogation acquired by CapMAC as a result of any payment made under this Surety Bond shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due the Trustee on account of payments due under the Certificates.


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      This Surety Bond is neither transferable nor assignable except, in whole but not in part, to a successor Trustee duly appointed and qualified under the Pooling and Servicing Agreement. Such transfer and assignment shall be effective upon receipt by CapMAC of a copy of the instrument effecting such transfer and assignment signed by the transferor and the transferee, and a certificate, properly completed and signed by the transferor and the transferee, in the form of Exhibit B hereto (which shall be conclusive evidence of such transfer and assignment) and, in such case, the transferee instead of the transferor shall, without the necessity of further action, be entitled to all the benefits of and rights under this Surety Bond in the transferor's place, provided that, in such case, the Notice for Payment presented hereunder shall be a certificate of the transferee and shall be signed by one who states therein that he is a duly authorized officer of the transferee.

      All notices, presentations, transmissions, deliveries and communications made by the Beneficiary to CapMAC with respect to this Surety Bond shall specifically refer to the number of this Surety Bond and shall be made to CapMAC at:

                  Capital Markets Assurance Corporation
                  885 Third Avenue, 14th Floor
                  New York, New York  10022
                  Attention:  Managing Director,
                                  Credit Enhancement
                  Telephone:  (212) 891-4271
                  Facsimile:  (212) 755-5462

or such other address, officer, telephone number or facsimile number as CapMAC may designate to the Beneficiary in writing from time to time. Each such notice, presentation, delivery and communication shall be effective only upon actual receipt by CapMAC.

      The obligations of CapMAC under this Surety Bond are irrevocable, primary, absolute and unconditional (except as expressly provided herein) and neither the failure of the Trustee, the Depositor, the Servicer or any other person, to perform any covenant or obligation in favor of CapMAC (or otherwise), nor the failure or omission to make a demand permitted hereunder, nor the commencement of any bankruptcy, debtor or other insolvency proceeding by or against the Trustee, the Depositor, the Servicer or any other person shall in any way affect or limit CapMAC's obligations under this Surety Bond. If an action or proceeding to enforce this Surety Bond is brought, the Beneficiary shall be entitled to recover from CapMAC costs and expenses reasonably incurred, including without limitation reasonable fees and expenses of counsel.

      There shall be no acceleration payment due under this Surety Bond unless such acceleration is at the sole option of CapMAC.

      The obligations of CapMAC hereunder with respect to the Marine Certificates shall terminate upon the payment in full of all amounts payable to the Holders of the Marine Certificates. The obligations of CapMAC hereunder with respect to the RV Certificates shall terminate upon the payment in full of all amounts payable to the Holders of the RV Certificates.

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This Surety Bond shall terminate on the earlier to occur of (a) the termination of the obligations of CapMAC hereunder with respect to the Marine Certificates and the RV Certificates in accordance with the foregoing two sentences and (b) the date that CapMAC receives written notice from the Trustee, substantially in the form of Exhibit C hereto, stating that the termination of the Trust has occurred (the "Surety Bond Termination Date").

      This Surety Bond shall be returned to CapMAC on the Surety Bond Termination Date.

      THIS SURETY BOND IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE FUND SPECIFIED IN ARTICLE SEVENTY-SIX OF THE NEW YORK STATE INSURANCE LAW.

      This Surety Bond sets forth in full the undertaking of CapMAC, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment to any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust or any other Person and may not be canceled or revoked prior to the time it is terminated in accordance with the express terms hereof.

      THE SURETY BOND SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

      IN WITNESS WHEREOF, CapMAC has caused this Surety Bond to be executed on the date first written above.

                     CAPITAL MARKETS ASSURANCE CORPORATION




                         By:
                             -----------------------------
                             Name:
                             Title:

                                        EXHIBIT A TO SURETY BOND NO.___________


Capital Markets Assurance Corporation
885 Third Avenue, 14th Floor
New York, New York  10022

Attention:  Managing Director,
            Credit Enhancement


                               NOTICE FOR PAYMENT
                        UNDER SURETY BOND NO. _________

The undersigned individual, a duly authorized officer of , as Trustee (the "Trustee"), hereby certifies to Capital Markets Assurance Corporation ("CapMAC"), with reference to the Surety Bond dated ____________, 1997 (the "Surety Bond"), as follows:

      1. The Trustee is the Trustee under the Pooling and Servicing Agreement, dated as of ________________, 1997, by and among NationsCredit Securitization Corporation, as depositor, NationsCredit Commercial Corporation of America as servicer, and the Trustee (the "Pooling and Servicing Agreement") and the Beneficiary under the Surety Bond.

      2. The Trustee is entitled to make a demand under the Surety Bond pursuant to the provisions of the Pooling and Servicing Agreement.

      [For a Notice for Payment in respect of a Distribution Date use the following paragraphs 3, 4 and 5].

      3. This notice relates to the [insert date] Distribution Date.

      4. The Beneficiary demands payment of $, which is the amount calculated pursuant to clauses (A) and (B) of the first paragraph of the Surety Bond for such Distribution Date. Such amount is the amount the Trustee is entitled to demand pursuant to the Pooling and Servicing Agreement.


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      5. The amount demanded is to be paid in immediately available funds to
____________________ Account No. ___________________.

      [For a Notice for Payment in respect of an Avoided Payment use the following paragraphs 3 and 4].

      3. The Trustee hereby represents and warrants, based upon information available to it, that (i) the amount entitled to be drawn under the Surety Bond on the date hereof in respect of Avoided Payments is the amount paid or to be paid simultaneously with such draw on the Surety Bond, by all Certificateholders on account of a Preference Event [$] (the "Avoided Payment Amount"), (ii) each Certificateholder with respect to which the drawing is being made under the Surety Bond has paid or simultaneously with such draw on the Surety Bond will pay such Avoided Payment, and (iii) the documents required by the Surety Bond to be delivered in connection with such Avoided Payment and Avoided Payment Amount have previously been presented to CapMAC or are attached hereto.

      4. The amount demanded is to be paid in immediately available funds to ____________________ Acct. No. ___________________.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement and the Surety Bond, as the case may be.

IN WITNESS WHEREOF, this notice has been executed this ____________ day of ____________________, ______.


                                       ___________________, as Trustee



                                       -------------------------------
                                       Name:
                                       Title:


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                                     EXHIBIT B TO SURETY BOND NO. _____________





Capital Markets Assurance Corporation
885 Third Avenue, 14th Floor
New York, New York  10022

Attention:  Managing Director,
            Credit Enhancement

Dear Sirs:

         Reference is made to that certain Surety Bond No. _______ dated ____________, 1997 (the "Surety Bond") which has been issued by Capital Markets Assurance Corporation in favor of ______________________________, as Trustee.

      The undersigned [Name of Transferor] has transferred and assigned (and hereby confirms to you said transfer and assignment) all of its rights in and under said Surety Bond to [Name of Transferee] and confirms that [Name of Transferor] no longer has any rights under or interest in said Surety Bond.

         Transferor and Transferee have indicated on the face of said Surety Bond that it has been transferred and assigned to Transferee.

         Transferee hereby certifies that it is a duly authorized transferee under the terms of said Surety Bond and is accordingly entitled, upon presentation of the document(s) called for therein, to receive payment thereunder.

[Name of Transferor]



By:
   -------------------------------------------------
[Name and Title of Authorized Officer of Transferor]

[Name of Transferee]



By:
   -------------------------------------------------
[Name and Title of Authorized Officer of Transferee]


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                                     EXHIBIT C TO SURETY BOND NO. _____________




Capital Markets Assurance Corporation
885 Third Avenue, 14th Floor
New York, New York  10022

Attention:  Managing Director,
            Credit Enhancement

Dear Sirs:

      Reference is made to that certain Surety Bond No. __________ dated _________, 1997 which has been issued by Capital Markets Assurance Corporation in favor of __________________________, as Trustee.

      The undersigned hereby certifies and confirms that the Trust has terminated in accordance with the terms of the Pooling and Servicing Agreement and the date of such termination has occurred on __________________________.

      The original of the Surety Bond is enclosed herewith.



                                       [Name of Trustee or Transferee]



                                       By:
                                           -------------------------------
                                           Name:
                                           Title: